EXHIBIT 4

                      Specimen Stock Certificate
                 of Diversified Resources Group, Inc.
                 ------------------------------------
                                               Cusip No. 25532P 10 8
                           Diversified Resources
                               Group, Inc.

       Number     Authorized Common Stock: 100,000 Shares      Shares
       ------             Par Value: $.001                      ------
        Xxxx                                                    Xxxx


THIS CERTIFIES THAT




IS THE RECORD HOLDER OF

       Shares of DIVERSIFIED RESOURCES GROUP, INC. Common Stock transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

     Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

Mathew A. Veal              [CORPORATE SEAL]             O. Howard Davidsmeyer
--------------                                           ---------------------
Secretary                                                President

Not valid unless countersigned by transfer agent

Countersigned:
Standard Registrar & Transfer Company, Inc.
12528 South 1840 East, Draper, Utah 84020

By [authorized signature]